EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Synopsys, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-206458, 333-196428, 333-195167, 333-189019, 333-185600, 333-181875, 333-179940, 333-174587, 333-169275, 333-166274, 333-157791, 333-151070, 333-151067, 333-134899, 333-125225, 333-125224, 333-116222, 333-108507, 333-106149, 333-103636, 333-103635, 333-103418, 333-100155, 333-99651, 333-97319, 333-97317, 333-75638, 333-77000, 333-71056, 333-63216, 333-56170, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, and 333-22663) on Form S-8 of Synopsys, Inc. of our report dated December 14, 2015, with respect to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2015 and November 1, 2014, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2015, and the effectiveness of internal control over financial reporting as of October 31, 2015, which report appears in the October 31, 2015 annual report on Form 10-K of Synopsys, Inc.
/s/ KPMG LLP
Santa Clara, California
December 14, 2015